SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): April 23, 2007
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AVVAA WORLD HEALTH CARE PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	000-31611	88-395714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Box 459, 1710 Shuswap Ave
Lumby, BC, Canada V0E 2G0
(Address of Principal Executive Offices)(Zip Code)

(250) 547-2048
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
Effective April 23, 2007, Dr. Mark Alden, William Douglas Ernsberger, James MacDonald, and James Haney resigned from the Board of Directors (“Board”) of avVaa World Health Care Products, Inc. (the “Company”). To the knowledge of the Board and executive officers of the Company, neither Dr. Alden, Mr. Ernsberger, Mr. MacDonald, nor Mr. Haney resigned because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Additionally, Mr. Charles Austin resigned from the Board of Directors of the Company as well as his positions as Secretary, Chief Financial Officer and Chief Accounting Officer with the Company. To the knowledge of the Board and executive officers of the Company, Mr. Austin did not resign because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

By:	/s/ John Farley
John Farley, Chairman

May 10, 2007